UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2013

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Benjamin C. Duster, IV and Stephen S. Ledoux ended their terms as directors of Accuride Corporation (the “Company”) on May 28, 2013, the date of the Company’s Annual Meeting of Stockholders.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 28, 2013. The stockholders considered four proposals.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2013.

Proposal 1: Election of seven (7) directors to hold office until the 2014 Annual Meeting:

	Votes For	Votes Withheld
Robin J. Adams	39,644,974	698,013
Keith E. Busse	37,709,724	2,633,263
Richard F. Dauch	39,590,542	752,445
Robert E. Davis	39,642,852	700,135
Lewis M. Kling	37,666,615	2,676,372
John W. Risner	39,495,143	847,844
James R. Rulseh	39,640,924	702,063

Broker Non-Votes: 4,600,101 shares for each director.

All of the foregoing candidates were elected and each received affirmative votes from more than a majority of the shares outstanding.

Proposal 2: The vote on a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was as follows:

For	Against	Abstain	Broker Non-Votes
44,010,146	915,611	17,331	0

The foregoing proposal was approved.

Proposal 3: The vote on the approval of the Amended and Restated Rights Agreement was as follows:

For	Against	Abstain	Broker Non-Votes
33,400,446	6,920,864	21,677	4,600,101

The foregoing proposal was approved.

Proposal 4: The advisory vote on the compensation of the Company’s executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
29,590,064	10,739,664	13,259	4,600,101

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: May 29, 2013	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel